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                               KIRKLAND & ELLIS
               PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS


                            200 East Randolph Drive
                            Chicago, Illinois 60601

To Call Writer Directly:        (312) 861-2000                   Facsimile:
   (312) 861-2000                                             (312) 861-2200

                                                          Exhibit 5.1
                                                          -----------
                                October 8, 1999


Woods Equipment Company
WEC Company
6944 Newburg Road
Rockford, IL  61108

          Re:  Woods Equipment Company
               WEC Company
               Registration Statement on Form S-4
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Woods Equipment Company, a Delaware corporation ("Woods") and WEC Company, a Delaware corporation and wholly owned subsidiary of Woods ("WEC" and together with Woods, the "Issuers"), in connection with the proposed registration by WEC of its offer to exchange up to $130,000,000 in aggregate principal amount of its 12% Senior Notes due 2009, Series B (the "Exchange Notes") and by Woods of its offer to exchange up to $51,927,000 in aggregate principal amount at maturity of its 15% Senior Discount Debentures due 2011, Series B (the "Exchange Debentures" and, together with the Exchange Notes, the "Exchange Securities"), pursuant to a Registration Statement on Form S-4, originally filed with the Securities and Exchange Commission (the "Commission") on October 8, 1999, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented is hereinafter referred to as the "Registration Statement").

          The obligations of WEC under the Exchange Notes will be guaranteed by Woods (the "Guaranty"). The Exchange Notes are to be issued pursuant to the Indenture, dated as of July 28, 1999, by and between WEC and United States Trust Company of New York, as trustee (the "Notes Indenture") in exchange for and in replacement of WEC's outstanding 12% Senior Notes due 2009 (the "Old Notes"). The Exchange Debentures are to be issued pursuant to the Indenture, dated as of July 28, 1999, by and between Woods and United States Trust Company of Texas, N.A., as trustee (the "Debenture Indenture" and, together with the Notes Indenture, the "Indentures") in exchange for and in replacement of Woods' outstanding 15% Senior Discount Debentures due 2011 (the "Old Debentures").


London             Los Angeles             New York             Washington, D.C.
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                               KIRKLAND & ELLIS


Woods Equipment Company
WEC Company
October 8, 1999
Page 2


          This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

          In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificate of incorporation, as amended, and the bylaws, as amended, of each of the Issuers, (ii) minutes and records of the corporate proceedings of the Issuers with respect to the issuance of the Exchange Securities, (iii) the Registration Statement, (iv) the Indentures and (v) the Registration Rights Agreement, dated as of July 28, 1999, by and among Woods, WEC and Credit Suisse First Boston Corporation (the "Registration Agreement").

          For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuers and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuers. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Issuers and others.

          Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principle of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder and the federal laws of the United States of America. We advise you that the issues addressed by this opinion may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws that may actually govern.
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                               KIRKLAND & ELLIS

Woods Equipment Company
WEC Company
October 8, 1999
Page 3


          Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that when:
(i) the Registration Statement becomes effective under the Act, (ii) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Exchange Securities and the Guaranty have been duly executed and authenticated in accordance with the provisions of the Indentures and duly delivered to the purchasers thereof in exchange for the Old Notes or the Old Debentures, as the case may be, in accordance with the terms of the Registration Agreement, the Exchange Notes will be validly issued and binding obligations of WEC and the Guaranty and Exchange Debentures will be validly issued and binding obligations of Woods.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

          This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                              Sincerely,

                              /s/ KIRKLAND & ELLIS

                              Kirkland & Ellis